December 13, 2011

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by The
 American Depositary Receipt of
Fuji Heavy Industries Ltd.
  F6 file number:  333174569




Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York Mellon, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we attach a copy of the new
prospectus (Prospectus) reflecting the change in ratio from 1 ADS : 10 Ordinary Shares to 1
ADS : 2 Ordinary Shares.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate for Fuji Heavy Industries Ltd.

The Prospectus has been revised to reflect the new ratio, and has been overstamped with:
 One (1) American Depositary Share
represents Two (2) Shares


Please contact me with any questions or
comments at 212 8152221.


Sandra Bruno
Senior Associate
The Bank of New York Mellon  ADR
Division

Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)






Depositary Receipts
101 Barclay Street, 22nd Floor West, New York 10286